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                                                                    EXHIBIT 10.4

                                    FORM OF
                        SEVERANCE COMPENSATION AGREEMENT
                          Dated as of ______  __, 1999
                                    Between
                            PACIFIC MERCANTILE BANK
                                      And
                                 _____________

     The Board of Directors of Pacific Mercantile Bank, a California Corporation (the "Company") has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including ________, the Company's ________________ Officer (the "Executive"), to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     This Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company (as defined in Section 2).

     1.  Term.  The term of this Agreement shall commence on the date hereof
         ----
and, subject to earlier termination pursuant to Section 3(b), 3(c) or 3(d) hereof, shall end three (3) years following the date on which notice of non-renewal or termination of this Agreement is given by either the Company or Executive to the other. Thus, this Agreement shall be renewable automatically on a daily basis so that the outstanding term is always three (3) years following any effective notice of non-renewal or of termination given by the Company or Executive, other than in the event of a termination pursuant to
Section 3(b), 3(c) or 3(d) hereof.

     2.  Change in Control.  For purposes of this Agreement, a "Change in
         -----------------
Control" of the Company shall be deemed to have occurred if:

          2.1  there shall be consummated:

               (a) any consolidation or merger of the Company, in which the Company or such Parent is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of at least 65% of common stock of the surviving corporation immediately after the merger, or

               (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than to a corporation in which the persons who were the holders of the Company's Common Stock immediately prior to such transaction have substantially the same proportionate ownership of at least 65% of the common stock of such corporation, or

          2.2 the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or

          2.3 any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding shares of Common Stock, other than any such person who has record or beneficial ownership of at least 10% of the Company's outstanding shares of Common Stock on the date hereof and any persons who acquire shares of stock in the Company by purchasing shares in a firmly underwritten public offering by the Company, except for any such transaction in which such person is a corporation and immediately after such acquisition of beneficial ownership the persons who were the holders of the Company's Common Stock immediately prior to such transaction shall have substantially the same proportionate ownership of at least 65% of the common stock of such corporation; or

          2.4 during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of the two year period constituted the entire Board of Directors do not for any reason constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     If, during the term of this Agreement, another corporation acquires beneficial ownership of more than 65% of the Company's outstanding shares in a transaction that does not constitute a Change in Control of the Company, within the meaning of the above provisions of this Section 2.4, and if during the remaining term of this Agreement and while that corporation (a "Parent Corporation") continues to be the beneficial owner of more than 65% of the Common Stock of the Company, there occurs one of the transactions described above in Sections 2.1, 2.2, 2.3 or 2.4 with respect to that Parent Corporation, such transaction shall constitute a Change in Control of the Company for purposes of this Agreement.

     3.  Termination Following Change in Control.
         ---------------------------------------

          3.1 Executive shall become entitled to receive the compensation provided for in Section 4 hereof if, and only if, a Change in Control of the Company shall have occurred while the Executive is still an employee of the Company, and there subsequently occurs a termination of the Executive's
         ---
employment:

               (a) By Executive for Good Reason (as defined in Section 3.5 below); or

               (b) By the Company for any reason other than (i) Executive's death; (ii) Executive's Disability (as defined in Section 3.2 below),
     (iii) Executive's reaching Retirement Age (as defined in Section 3.3 below), or (iv) Cause (as defined in Section 3.4 below).

          3.2  Death or Disability.  If, as a result of the Executive's
               -------------------
incapacity due to physical or mental illness, the Executive is absent from his duties with the Company on a full-time basis for five months, the Company may elect to terminate his employment and this Agreement for "Disability" by written notice to Executive; provided, however, that any such termination shall be effective only at the end of thirty (30) days following the delivery of such notice and only if Executive fails to return to the full-time performance of duties by the end of such 30-day notice period. Executive's employment and this Agreement also shall terminate immediately in the event of the death of the Executive occurring at any time during the term hereof. Executive shall not be entitled to any compensation under this Agreement by reason of the termination of his employment and/or the termination of this Agreement due to his Disability or death, even if such termination occurs subsequent to a Change in Control.

          3.3  Retirement or Voluntary Resignation.  This Agreement shall
               -----------------------------------
terminate automatically on Retirement (as hereinafter defined) of Executive or due to the resignation or termination by Executive of his employment for any reason other than Good Reason (as hereinafter defined). The Company shall have no obligation to pay and Executive shall have no right to receive any compensation

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under this Agreement on or due to such Retirement or the Executive's resignation or termination of employment other than for Good Reason, even such termination occurs subsequent to a Change in Control. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment or of this Agreement based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

          3.4  Cause.  The Company may terminate Executive's Employment and/or
               -----
this Agreement for Cause (as hereinafter defined) and the Company shall have no obligation to pay and the Executive shall have no right to receive any compensation hereunder by reason of any such termination, even if it occurs following a Change in Control. The term "Cause" for purposes of this Agreement shall have the meaning given to it Exhibit A hereto. Notwithstanding the foregoing, the Executive shall not be deemed, for purposes of this Agreement, to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive engaged in conduct that constitutes grounds for a termination of his employment for Cause and specifying the particulars thereof in reasonable detail.

          3.5  Good Reason.  If, prior to the termination of this Agreement,
               -----------
there occurs: (i) first a Change in Control and (ii) then, within the succeeding two years any of the events or circumstances described below in this
Section 3.5 occurs, and (iii) Executive terminates his employment in the manner and within the applicable time period set forth hereinafter, Executive shall become entitled to receive the severance compensation set forth in Section 4 of this Agreement. Any such termination shall constitute a termination for "Good Reason." For purposes of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent) that occurs either as a result of, or after the occurrence of, any Change in Control:

               (a) The Company has materially changed the Executive's position, duties, responsibilities, status, or offices as in effect immediately prior to a Change in Control of the Company or has removed the Executive from or failed to reelect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or Retirement;

               (b) A reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months;

               (c) Any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's life insurance, accident, disability and health insurance plans, 401(k) and bonus plans, stock options, and all other similar plans which are from time to time made generally available to senior executives of the Company and in which the Executive is participating at the time of a Change in Control of the Company, unless replaced by any other plan providing the Executive with substantially similar benefits (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at

                                       3
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     the time of a Change in Control of the Company which adversely affects
     Executive in a manner materially different from other executives of the Company;

               (d) Any failure by the Company to continue in effect any incentive compensation plan or arrangement (including, without limitation, the Company's plans enumerated in paragraph (c) above and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control of the Company, unless replaced by any other plans or arrangements providing him with substantially similar benefits (hereinafter referred to as "Incentive Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's potential benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

               (e) A relocation of the Company's principal executive offices to a location outside of Orange County, California, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties at the time of the Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations during the 12 months immediately preceding a Change in Control of the Company;

               (f) Any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

               (g) Any material breach by the Company of any provision of this Agreement which it fails to cure within 15 days of written notice thereof from the Executive; or

               (h) Any failure by the Company to obtain the assumption of this Agreement by any purchaser of all or substantially all of the assets of the Company which constitutes a Change in Control of the Company; or

          To constitute a Termination for Good Reason, the Executive must give written notice of the termination by him of his employment to the Company within 45 days of the occurrence of the event constituting Good Reason, which shall describe such event in reasonable detail. If the Company fails to cure such event within the succeeding 10 days, such termination shall be effective at the end of such 10 day period and Executive shall thereupon become entitled to receive the compensation and benefits set forth in Section 4 hereof.

          3.6  Notice of Termination.  Any termination by the Company other than
               ---------------------
pursuant to Section 3.2 due to Executive' Disability, or for Cause pursuant to
Section 3.4, shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     4.  Severance Compensation upon Termination of Employment.  Subject to
         -----------------------------------------------------
Section 4.5 below, if, within two years following a Change in Control, the Company shall terminate Executive's employment for any reason other than other than those set forth in Section 3.2, 3.3 or 3.4 above, or if the Executive shall terminate his employment for Good Reason, then:

                                       4
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          4.1  The Company shall pay to the Executive as severance pay a lump sum, in cash, in full on the fifth day following the Date of Termination in an amount equal to ____ months' of the Executive's highest annual base salary in effect during the 12-month period immediately preceding the Date of Termination, and (ii) the amount of any bonus that was earned by Executive and was no longer subject to any contingencies prior to the Date of Termination. All payments hereunder shall be made net of withholdings required by applicable federal, state or local laws.

          4.2 The Company shall continue for a period of ___ months from the Date of Termination to provide the following benefits to the Executive if and to the extent he was receiving such benefits on the day immediately preceding the Date of Termination:

               (a) Participation in the Company's medical, dental and vision plans; and

               (b) Long-term disability insurance.

Provided however, that any benefits payable under this subsection 4.4 shall
----------------
terminate at such time as the Executive becomes eligible for similar benefits from any subsequent employer.

          4.3  Limitation.  To the extent that any or all of the payments and
               ----------
benefits provided for in this Agreement constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and, but for this Section 4.3, would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate amount of such payments and benefits shall be reduced such that the present value thereof (as determined under the Code and applicable regulations) is equal to 2.99 times the Executive's "base amount" (as defined in the Code). The determination of any reduction of any payment or benefits under this Section 4 pursuant to the foregoing provision shall be made by a nationally recognized public accounting firm chosen by the Company in good faith, and such determination shall be conclusive and binding on the Company and the Executive.

     5.  Termination without Cause in the Absence of a Change in Control.  In
         ---------------------------------------------------------------
the event that, during the term of this Agreement, the Company terminates Executive's employment for any reason other than (i) Executive's death; (ii) Executive's Disability (as defined in Section 3.2), (iii) Executive's reaching Retirement Age (as defined in Section 3.3), or (iv) Cause (as defined in Section 3.4) and there has not been a Change in Control (a "Section 5 Termination"), then Executive shall be entitled to receive the following compensation:

          5.1 The Company shall pay to the Executive as severance pay an amount equal to six (6) months' of the Executive's highest annual base salary in effect during the 12-month period immediately preceding the date of such Section 5 Termination, and (ii) the amount of any bonus that was earned by Executive and was no longer subject to any contingencies prior to the date of such Section 5 Termination, which amounts shall be paid in 12 semi-monthly payments following such date. All payments hereunder shall be made net of withholdings required by applicable federal, state or local laws.

          5.2 The Company shall, for a period of six (6) months from the date of such Section 5 Termination, continue to provide the following benefits to the Executive if and to the extent he was receiving such benefits on the day immediately preceding the date of such Termination:

               (a) Participation in the Company's medical, dental and vision plans; and

               (b) Long-term disability insurance.

Provided however, that any benefits payable under this subsection 5.2 shall
----------------
terminate at such time as the Executive becomes eligible for similar benefits from any subsequent employer.

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     6.  No Obligation to Mitigate Damages; No Effect on Other Contractual
         -----------------------------------------------------------------
Rights.
------

          (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor, except as set forth in whichever of Section 4.2 or
5.2 is applicable, shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of the termination of Executive's employment, provided such other employer is not a competitor of the Company.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue to the date of the termination of Executive's employment, whether pursuant to Section
3.1 or Section 5, solely as a result of the passage of time, under any Benefit Plan or Incentive Plan, or other written contract, plan or arrangement to which the Company is a party.

     7.  Successor to the Company.
         ------------------------

          (a) The Company will require any successor or assignee to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assignee to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 8, 13 and 14 of this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts that become due and payable to the Executive pursuant to whichever of
Section 4 or Section 5 hereof is applicable.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     8.  Release of Claims.  The obligations of the Company under Section 4 of
         -----------------
this Agreement shall constitute the only obligations and liability of the Company arising from a termination of Executive's employment under the circumstances set forth in Section 3.1 hereof following a Change in Control of the Company and the obligations and liability of the Company under Section 5 of this Agreement shall constitute the only obligations of the Company arising from a termination of Executive's employment under the circumstances set forth in
Section 5 hereof.  Upon the Company's tender of payment hereunder pursuant to
Section 4, or completion of the installment payments under Section 5, as the case may be, the Company shall have no obligation to Executive by reason of his employment or the termination thereof other than those set forth herein, and the Executive agrees that receipt of such payment shall constitute a full and final settlement and release of all claims or rights against the Company whether under this Agreement or any other employment contract or agreement, that the Company has

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with the Executive, and Executive shall execute all appropriate agreements reflecting such settlement and release.

     9.  Notice.  For purposes of this Agreement, notices and all other
         ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return-receipt requested, postage- prepaid, as follows:

     If to the Company:                     If to Executive

     President                              _________________________________
     Pacific Mercantile Bank                _________________________________
     450 Newport Center Drive, Suite 100    _________________, CA  9_____
     Newport Beach, CA  92660

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10.  Amendments and Waivers.  No provisions of this Agreement may be
         ----------------------
amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is set forth in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11.  Validity.  The invalidity or unenforceability of any provisions of
          --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     13.  Governing Law; Legal Proceedings, Fees and Expenses; Waiver of Jury
          -------------------------------------------------------------------
Trial.  This Agreement shall be governed by and construed in accordance with the
-----
laws of the State of California. In the event any controversy, claim or dispute arises between the parties hereto relating to this Agreement, the California Superior Court for the County of Orange shall have exclusive jurisdiction over such controversy claim or dispute, and each party further agrees (i) to accept and not challenge the subject matter or the personal jurisdiction or the venue of such court, (ii) that it shall not assert the defense of forum nonconviens, and (iii) that it shall accept service of process in any such proceeding by registered or certified mail. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH CONTROVERSY, CLAIM OR DISPUTE AND EXPRESSLY AND IRREVOCABLY AGREES THAT THE JUDGE SHALL BE THE SOLE TRIER OF FACT IN ANY SUCH PROCEEDING. EACH PARTY IS AWARE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT AND REPRESENTS THAT SUCH PARTY IS HEREBY WAIVING VOLUNTARILY AND WITH AN UNDERSTANDING OF THE CONSEQUENCES THEREOF. The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement unless the Company prevails in such contest.

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     14.  Confidentiality.  The Executive shall retain in confidence any and all
          ---------------
confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

     15.  Entire Agreement.  This Agreement contains all of the terms agreed
          ----------------
upon between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes all prior severance agreements between the Executive and the Company.

     16.  Headings and Interpretation.  This Agreement is the result of arms'-
          ---------------------------
length negotiations between the parties hereto and no provision of this Agreement, because of any ambiguity found to be contained herein, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The Section and paragraph headings in this Agreement are included for convenience of reference and shall not be considered in interpreting, construing or giving effect to any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

"COMPANY"                                    "EXECUTIVE"

PACIFIC MERCANTILE BANCORP

By:
   --------------------------------------    -----------------------------------
   Raymond E. Dellerba, President and CEO

                                       8
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                                   EXHIBIT A

                              DEFINITION OF CAUSE

     As used in this Severance Compensation Agreement herein, the term "Cause" means any of the following:

        (1) The failure of Executive to perform, in all material respects, the duties assigned to him or her by such the President or Board of Directors of the Company, which continues unremedied for a period of 30 days following the receipt by Executive of a notice of such failure;

        (2) The commission by the Executive of a felony, or of a misdemeanor involving moral turpitude;

        (3) The breach of any duties of Executive under any non-competition, confidentiality or trade secret or invention transfer or similar agreement entered into by the Executive with the Company;

        (4) The commission of an action or an omission to act on the part of the Executive which results in the incurrence by the Company of any criminal liability or any material civil liability,

        (5) Any violation of any material policies established by the Company that is not remedied within a period of 15 days following the receipt by Executive of a notice of such violation; and

        (6) the issuance of an order, directive, instruction, recommendation or report by any federal or state regulatory agency having jurisdiction over the Company that leads the Board of Directors to determine, in good faith, that it would be in the best interests of the Company to terminate Executive's employment due to criticism of such Executive's performance by any such agency.